UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  July 1, 2002
                                (Date of earliest
                                 event reported)



Commission File            Name of Registrant; State of Incorporation; Address of       IRS Employer
Number                     Principal Executive Offices; and Telephone Number            Identification Number
---------------------      ---------------------------------------------------------    -------------------------
1-16169                    EXELON CORPORATION                                           23-2990190
                           (a Pennsylvania corporation)
                           10 South Dearborn Street - 37th Floor
                           P.O. Box 805379
                           Chicago, Illinois 60680-5379
                           (312) 394-7398

333-85496                  EXELON GENERATION COMPANY, LLC                               23-3064219
                           (a Pennsylvania limited liability company)
                           300 Exelon Way
                           Kennett Square, Pennsylvania 19348
                           (610) 765-8200


Item 5. Other Events

On July 2, 2002, Exelon issued the following note to its financial community:



                                                                   [EXELON LOGO]
--------------------------------------------------------------------------------
Exelon Corporation                                   www.exeloncorp.com
P.O. Box 805379
Chicago, IL 60680-5379


July 2, 2002

Note to Exelon's Financial Community:


             Exelon Generation Company, LLC Exercises Options under
              Purchase Power Agreement with Midwest Generation, LLC


On July 1, 2002, Exelon Generation notified Midwest Generation, LLC (Midwest) of its exercise of Exelon Generation's call option under the existing Coal Generating Stations Purchase Power Agreement dated December 15, 1999 (PPA). Exelon Generation is a subsidiary of Exelon Corporation (Exelon). Midwest is a subsidiary of Edison Mission Energy and Edison International. Exelon Generation has elected to exercise its call option on 1,265 MWs of the capacity for the fourth contract year, 2003. This option exercise is for the year 2003 and has no effect in 2002 because the 2002 supply plan is already in place. By exercising the call, Exelon Generation will take the output of the following Midwest generating units during 2003 at the contract price included in the PPA.

Waukegan Unit 6---100 MWs
Waukegan Unit 8---361 MWs
Fisk Unit 19---326 MWs
Crawford Unit 7---216 MWs
Will County Unit 3---262 MWs
Total ---1,265 MWs

Exelon Generation did not exercise its option on the 2,684 MWs of capacity at the remaining option units and will not take the output from the following units during 2003.

Will County Unit 1---156 MWs
Will County Unit 2---154 MWs
Joliet Unit 6---314 MWs
Joliet Unit 7---522 MWs
Powerton Unit 5---769 MWs
Powerton Unit 6---769 MWs
Total ---2,684 MWs

The exercise of the call option is pursuant to the terms of the PPA. Under the PPA, during the fourth contract year, 2003, Exelon Generation contracted for 1,696 MWs of non-option capacity from Midwest with a call option on 3,949 MWs of capacity. With the July 1 exercise of the call option, Exelon Generation will take the 1,696 MWs of non-option capacity and 1,265 MWs of the option capacity from Midwest. Exelon Generation retains its options to purchase the 1,265 MWs from these plants in 2004, the final year of the PPA, as well as options relating to Midwest's Collins and peaker units. Exelon Generation will not take the remaining 2,684 MWs of option capacity for the year 2003. Providing reliable service to customers in Illinois served by delivery subsidiary ComEd remains a top priority of Exelon.

On June 20, 2002, Exelon provided earnings per share guidance of a 4.5% to 5.5% compound annual growth rate (CAGR) off a 2001 base. That guidance included a modeling assumption that one half of the 3,949 MW call option would be exercised and that about one half would not be exercised. The cost savings incorporated in Exelon's model total $120 million in 2003. With less than half of the options being exercised, the cost savings may be incrementally higher than the $120 million included in the model. The actual cost savings achieved will be a function of Exelon Generation's supply portfolio in 2003.

For additional information please contact me at (312) 394-7696 or Marybeth Flater at (312) 394-8354.

Sincerely,

Linda C. Byus, CFA
Vice President Investor Relations

================================================================================




This note contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exelon Generation Company's Registration Statement on Form S-4, Reg. No. 333-85496 and Exelon's and Exelon Generation Company's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook" in Exelon's 2001 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this note. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this note.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              EXELON CORPORATION
                              EXELON GENERATION COMPANY, LLC

                              /S/  Ruth Ann Gillis
                              -----------------------------------
                              Ruth Ann Gillis
                              Senior Vice President and Chief Financial Officer Exelon Corporation


July 2, 2002